                                                                   EXHIBIT 23.6

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-4 (File No. 333-43691) of our report dated November 8, 1996, except for Note 9 as to which the date is February 27, 1997, on our audits of the financial statements of Consolidated Forest Products, L.L.C. as of September 29, 1996 and October 1, 1995 and for the year ended September 29, 1996 and the period December 2, 1994 to October 1, 1995. We also consent to the reference to our firm under the caption "Experts."

/s/ Coopers & Lybrand L.L.P.

Fort Worth, Texas

January 21, 1998